UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2022 (November 15, 2022)

Future Health ESG Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40788	86-2305680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 The Green, Suite 12081
Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 388-8734

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	FHLTU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	FHLT	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FHLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant's Certifying Accountant.

(a) On November 15, 2022, the Audit Committee (the "Committee") of the Board of Directors of Future Health ESG Corp. (the “Company”), dismissed Marcum LLP ("Marcum") as the Company's independent registered public accounting firm, effective immediately. The Company notified Marcum of its dismissal on November 15, 2022.

The audit report of Marcum on the Company’s financial statements for the period from February 25, 2021 (inception) through December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles with the exception that said report included an explanatory paragraph regarding the uncertainty of the Company’s ability to continue as a going concern. During the period from February 25, 2021 (inception) through December 31, 2021 and through November 15, 2022, there were no (a) disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in connection with its reports; or (b) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except that Marcum advised the Company that the following material weakness existed since June 30, 2022: the Company did not establish an effective control environment due to the ineffective design and implementation of segregation of duties related to the accounting for complex financial instruments.

The Company provided Marcum with a copy of the foregoing disclosures and requested that Marcum furnish the Company with a letter addressed to the United States Securities and Exchange Commission (the "Commission") stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of that letter, dated November 18, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On November 15, 2022, the Audit Committee approved the appointment of MaloneBailey, LLP ("MaloneBailey") as the Company's independent registered public accounting firm beginning with the Company’s quarter ending December 31, 2022, effective immediately. During the year ended December 31, 2021 and through November 15, 2022, the Company did not consult with MaloneBailey with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might have been rendered on the Company’s consolidated financial statements; or (b) any matter that was either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions  to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). The Audit Committee has authorized Marcum to respond fully to inquiries of MaloneBailey.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Document
16.1	Letter of Marcum LLP, dated as of November 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2022	FUTURE HEALTH ESG CORP.

	By:	/s/ Bradley A. Bostic
	Name:	Bradley A. Bostic
	Title:	Chief Executive Officer